EXHIBIT 99.1

American Cordillera Mining Corporation Announces the Execution of

an Option and Joint Venture Agreement with Kent Exploration, Inc.

 on the Bayhorse Silver Mine

Spokane, Washington,--(MacReport)—December 9, 2013 – American Cordillera Mining Corporation (“AMCOR”) (OTC-BB: AUAG) today announced the signing of an Option and Joint Venture Agreement (the "Agreement") dated December 4, 2013 with Kent Exploration, Inc. (“KENT”). a Canadian mineral exploration company, whereby KENT can acquire an Option, subject to the approval of the TSX Venture Exchange, ("TSX-V"), (the "Option") to earn an 80% interest in the historic Bayhorse Silver Mine ("Bayhorse") in east-central Oregon State.  This Agreement supersedes the Letter Agreement executed with KENT on November 7, 2013

The Bayhorse property consists of 3 patented claims and 10 lode claims totaling approximately 250 acres.  The property is readily accessible, being approximately 7 miles by County road from Huntington, Oregon, on the BN rail line, with road access and power at the property boundary, approximately 500 feet from the main adit entrance.  Additional unpatented mining claim have been located by Kent for the benefit of the Joint Venture

Mining has been conducted intermittently at Bayhorse since the early 1920's and the mine last closed after the price of silver dropped to under US$6/oz in late 1984. The property has remained dormant since. The Bayhorse mine has two existing accessible adits, the upper extending about 800 feet westward into the hill and the lower extending about 500 feet into the hill.  A middle level is reached only by raises from the lower level and winzes from the upper level.  Three areas have been stoped in the ground between the upper and middle level.

The terms of the Agreement called for the payment of an additional US$20,000 payment subsequent to the execution of the Agreement.  To earn the 80% interest the Kent is required to conduct a minimum of US$100,000 per year on exploration expenditures on the property on or before each of the first two anniversaries of the Agreement, US$300,000 on or before the third anniversary of the Agreement and expend US$500,000 on or before the fourth and fifth anniversaries respectively of the Agreement.  In addition, the KENT will issue 500,000 shares of its common stock to AMCOR now that the Agreement has been executed.  Issuance of these shares is also subject to approval by the TSX Venture Exchange, (“TSX-V”)  An additional 500,000 shares of KENT shall be issued to AMCOR on the third anniversary of the Agreement and 500,000 shares on the fifth anniversary of the Agreement.  KENT will assume the obligations of the underlying lease agreement with Northern Adventures LLC.

AMCOR’s interest shall be a Carried Interest until such time as a Decision to Mine has been made.  A Decision to Mine is defined as a detailed report prepared by, or prepared under the supervision of, an Independent Qualified Person in accordance with the Canadian National Instrument 43-101 Standards of Disclosure for evaluating the feasibility of placing any part of a Property into commercial production as an operating mine and shall include a reasonable assessment of the various categories of ore reserves and resources and their amenability to metallurgical treatment, a detailed description of the work, personnel, equipment and supplies required to bring such part of the Property into commercial production and the estimated cost thereof, a description of the mining and processing methods to be employed and a financial appraisal of the proposed operations.  At such time as a decision to mine has been made, of which there is no assurance, a joint venture shall automatically be formed between the AMCOR and KENT, whereby AMCOR shall hold 20% of the joint venture interest and KENT shall hold 80% of the joint venture interest, in and to the Lease.  All expenditures from the date of the formation of the joint venture shall be apportioned between the parties as to their percentage of ownership interest.

A work program is underway on the Bayhorse property, and follow up assays from those assays was announced in the KENT's news release KEX2013-11 from a surface and underground sampling program recently conducted by the Company are tabulated below.  Further assay results are pending.

		Ag	Ag	Cu	Zn
Sample	Type	ppm	oz/tonne	%	%
178623	Stockpile grab	1,210	38.9	8.62	4.92
178624	grab, upper adit entrance	169	5.43
178625	1m Chip, 0.5 mi s. of Bayhorse adit	424	13.63	2.17

Historic Information:

The Company advises that information of a historic nature is presented in this news release and historic production, estimates, drill information and grades reported have not been verified; A qualified person has not done sufficient work to verify the historical estimates nor classify the historical estimates as current mineral resources or mineral reserves and the Company is not treating the historical estimates as current mineral resources or mineral reserves. (ounces/grams conversion is one ounce/short ton = 34.2857 grams/metric ton)

As “stated in the minerals production yearbook” (Jacobsen, 1959), total reported historic production from the Bayhorse Mine through 1959 was 286,000 ounces of silver from 8,300 tons of ore for an average of approximately 35.5 opt Ag (1,217 g/t Ag) while Herdrick (1981) estimated remaining shipping ore at a 7.5 opt Ag cutoff to be 166,208 tons, and on-site mill ore at a 3 opt Ag cutoff to be 473,350 tons. Historic records do not identify whether any of this ore was produced between 1981 and 1984.

According to other more recent reports in 1984, 90 underground drill holes totaling approximately 15,000 feet reportedly delineated approximately 26,000 tons of silver bearing mineralization of which 5,718 tons were reported being produced at an average grade of 16.7 opt Ag (572.5 g/t Ag) while approximately 20,000 tons at an average of 15 opt Ag reportedly remained unmined. The historic records also indicate that of the 5,718 tons produced, approximately 23% reportedly graded between 21 - 100 opt Ag, 71% reportedly graded between 6 opt - 20 opt Ag and 6% reportedly graded less than 6 opt Ag. Ancillary copper produced reportedly averaged 1% Cu. The highest reported grade from the 1984 drilling, sampling and mining program was a round that reportedly assayed 691 opt Ag (23,691 g/t Ag) and 15.72% Cu from a tetrahedrite-tennantite rich vein.

Both adits on the property are open, but the workings are not entirely accessible at present due to safety issues. Historic reports indicate that the mineralization, consisting mainly of tehrahedrite/tennantite, occurs in a 60-80 ft. wide in a zone along an andesite and rhyolite contact. Minor copper, arsenic, and vanadium are associated with the silver. Azurite and malachite coatings are common in oxidized parts of mineralized ground on the walls of the excavated stopes.  Additional minerals include enargite, dufrenoysite and cuprodesclosite.  Gold values of up to 0.30 opt Au have also been reported in the mineralization.

ON BEHALF OF THE BOARD

“Frank H. Blair”

Frank H. Blair, President.

This press release is neither an offer to sell nor a solicitation of an offer to buy shares of common stock or any other securities of AMERICAN CORDILLERA MINING CORPORATION and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, capital expenditures, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: oil and gas prices, our ability to raise capital, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

More information about AMERICAN CORDILLERA MINING CORPORATION contact investor relations:

Frank Blair, CEO

(509) 744-8590

Tim Kuh

(509) 744-8590